UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 13, 2014

DECKERS OUTDOOR CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
000-22446	95-3015862
(Commission File Number)	(IRS Employer Identification No.)
250 Coromar Drive, Goleta, California	93117
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code (805) 967-7611

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
On November 13, 2014, Deckers Outdoor Corporation (the “Company”) entered into a Second Amended and Restated Credit Agreement (the “Restated Credit Agreement”) with JPMorgan Chase Bank, National Association (“JPMorgan”) as Administrative Agent, Comerica Bank and HSBC Bank USA, National Association (“HSBC”), as Co-Syndication Agents, and the lenders party thereto. The Restated Credit Agreement amends and restates, in its entirety, the Amended and Restated Credit Agreement entered into as of August 10, 2012 among the Company, JPMorgan, as Administrative Agent, Comerica Bank and HSBC, as Co-Syndication Agents, and the lenders party thereto (as amended, restated, supplemented or modified from time to time prior to entry into the Restated Credit Agreement, the “Original Credit Agreement”).
Consistent with the Original Credit Agreement, the Restated Credit Agreement provides for a secured revolving credit facility with commitments of $400 million, a sublimit for the issuance of letters of credit of $75 million and a sublimit of $5 million for swingline loans. In addition to allowing borrowings in US dollars, the Restated Credit Agreement provides a $150 million sublimit for borrowings in Euros, Sterling and any other currency that is subsequently approved by JPMorgan, each lender and each letter of credit issuing bank. Subject to customary conditions and the approval of any lender whose commitment would be increased, the Company has the option to increase the maximum principal amount available under the Restated Credit Agreement by up to an additional $200 million, resulting in a maximum available principal amount under the Restated Credit Agreement of $600 million. However, none of the lenders has committed at this time to provide any such increase in the commitments.
Unless the lenders’ commitments are terminated earlier, the revolving loans and swingline loans provided for under the Restated Credit Agreement are available until November 13, 2019, which is the fifth anniversary of the effective date of the Restated Credit Agreement (which may be extended, at the Company’s request and subject to certain conditions, for each lender that agrees to extend the termination date of its revolving commitment).
Funds provided under the Restated Credit Agreement may be used for working capital and general corporate purposes, including for acquisitions and repurchases by the Company of its own stock.
At the Company’s option, revolving loans issued under the Restated Credit Agreement will bear interest at either adjusted LIBOR or an alternate base rate, in each case plus the applicable interest rate margin. Revolving loans will initially bear interest at adjusted LIBOR plus 1.25% per annum, in the case of LIBOR borrowings, or at the alternate base rate plus 0.25% per annum. After the compliance certificate is received for the year ending December 31, 2014, the interest rate will fluctuate between adjusted LIBOR plus 1.25% per annum and adjusted LIBOR plus 2.00% per annum (or between the alternate base rate plus 0.25% per annum and the alternate base rate plus 1.00% per annum), based upon the Company’s “Total Adjusted Leverage Ratio” (as defined in the Restated Credit Agreement) at such time.
The Company will initially be required to pay fees of 0.175% per annum on the daily unused amount of the revolving credit facility. After the compliance certificate is received for the year ending December 31, 2014, the fee rate will fluctuate between 0.175% and 0.30% per annum, based upon the Company’s “Total Adjusted Leverage Ratio.”
Amounts borrowed under the Restated Credit Agreement may be prepaid at any time. In addition, the Company has the right to permanently reduce or terminate the lenders’ commitments provided under the Restated Credit Agreement.
The Restated Credit Agreement permits the Company, subject to customary conditions and notice periods, to designate one or more of its subsidiaries organized in foreign jurisdictions (each, a “Designated Borrower”) to borrow funds under the Restated Credit Agreement in the applicable currency of its jurisdiction, subject to the foreign currency sublimit noted above. The Company is liable for the obligations of each Designated Borrower, but the obligations of the Designated Borrowers are several (not joint) in nature.
The obligations of the Company and each Designated Borrower under the Restated Credit Agreement are guaranteed by the Company’s existing and future wholly-owned domestic subsidiaries (other than certain immaterial subsidiaries, foreign subsidiaries, foreign subsidiary holding companies and specified excluded subsidiaries), and are secured by a first-priority security interest in substantially all of the assets of the Company and the guarantors, including all or a portion of the equity interests of certain of the Company’s domestic subsidiaries and first-tier foreign subsidiaries.
The Restated Credit Agreement contains usual and customary representations and warranties, and usual and customary affirmative and negative covenants, which include: limitations on liens, additional indebtedness, investments, restricted payments and capital expenditures; financial covenants (including maintenance of a maximum, consolidated adjusted leverage ratio and a minimum consolidated interest and rental expense coverage ratio); and other customary limitations. The Restated Credit Agreement also contains usual and customary events of default, which include: non-payment of principal, interest, fees and other amounts; material breach of a representation or warranty; non-performance of covenants and obligations; default on other material debt; bankruptcy or insolvency; material judgments; incurrence of certain material ERISA liabilities; and a change of control of the Company.
In connection with the Restated Credit Agreement, the Company paid certain commitment, arrangement and other fees to JPMorgan and other parties to the Restated Credit Agreement, and reimbursed certain of the parties’ expenses.
The foregoing summary of the Restated Credit Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Restated Credit Agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.
Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01    Exhibits.

(d)    Exhibits. The following exhibits are attached to this Current Report on Form 8-K:

Exhibit No.	Description
10.1
Second Amended and Restated Credit Agreement, dated as of November 13, 2014, by and among Deckers Outdoor Corporation, as Borrower, JPMorgan Chase Bank, National Association, as Administrative Agent, Comerica Bank and HSBC Bank USA, National Association, as Co-Syndication Agents, and the lenders from time to time party thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2014	Deckers Outdoor Corporation

/s/ Thomas A. George
Thomas A. George
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1
Second Amended and Restated Credit Agreement, dated as of November 13, 2014, by and among Deckers Outdoor Corporation, as Borrower, JPMorgan Chase Bank, National Association, as Administrative Agent, Comerica Bank and HSBC Bank USA, National Association, as Co-Syndication Agents, and the lenders from time to time party thereto.